EXHIBIT 11.0

                  AMERICAN BUILDINGS COMPANY AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE


                     (In Thousands, Except Per Share Data)

                                                                   For the Year Ended December 31,
                                                                 ----------------------------------
                                                                  1996          1995         1994
                                                                 -------       -------      -------
PRIMARY EARNINGS PER SHARE:
  Income before extraordinary item and
    cumulative effect of change in accounting principle          $12,447       $17,590      $10,455
  Extraordinary loss on early extinguishment
    of long-term debt                                                 --            --       (2,425)
  Cumulative effective of change in accounting for
    income taxes                                                      --            --           --
                                                                 -------       -------      -------
  Net Income                                                     $12,447       $17,590      $ 8,030
                                                                 =======       =======      =======

  Weighted average common and common equivalent
    shares outstanding                                             5,699         6,231        5,600
  Add - Dilutive effect of outstanding options (as
    determined by the application of the treasury
    stock method)                                                    341           323          180
                                                                 -------       -------      -------

  Weighted average common and common equivalent
    shares outstanding                                             6,040         6,554        5,780
                                                                 =======       =======      =======
Primary earnings per share:
  Income before extraordinary item and
    cumulative effect of change in accounting principle          $  2.06       $  2.68      $  1.81
  Extraordinary loss on early extinguishment
    of long-term debt                                                 --            --        (0.42)
  Cumulative effect of change in accounting for
    income taxes                                                      --            --           --
                                                                 -------       -------      -------
Net income                                                       $  2.06       $  2.68      $  1.39
                                                                 =======       =======      =======

FULLY DILUTED EARNINGS PER SHARE:
  Weighted average common and common equivalent
    shares outstanding                                             5,699         6,231        5,600

  Add - Dilutive effect of outstanding options (as
    determined by the application of the treasury
    stock method)                                                    355           343          260
                                                                 -------       -------      -------


  Weighted average common and common equivalent
    shares outstanding                                             6,054         6,574        5,860
                                                                 =======       =======      =======
Primary earnings per share:
  Income before extraordinary item and
    cumulative effect of change in accounting principle          $  2.06       $  2.68      $  1.78
  Extraordinary loss on early extinguishment
    of long-term debt                                                 --            --        (0.41)
  Cumulative effect of change in accounting for
    income taxes                                                      --            --           --
                                                                 -------       -------      -------
Net income                                                       $  2.06       $  2.68      $  1.37
                                                                 =======       =======      =======
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